Exhibit 99.1

For Immediate Release

Contacts:
Jones Apparel Group, Inc.
Wesley R. Card, Chief Operating and Financial Officer
Anita Britt, Executive Vice President Finance
(215) 785-4000

Barneys New York, Inc.
Steve Feldman, Chief Financial Officer
Dawn Brown, Vice President/Publicity of Barneys New York
(212) 450-8699

Jones Apparel Group, Inc. and Barneys New York, Inc. Sign Definitive Merger Agreement

NEW YORK, NEW YORK  -  November  11, 2004  -  Jones Apparel Group, Inc. ("Jones") (NYSE: JNY) and Barneys New York, Inc. ("Barneys") (OTC BB: BNNY.OB) announced today that they have signed a definitive merger agreement.  Barneys is an innovative luxury retailer of men's and women's fashions, accessories, cosmetics and home furnishings.  Barneys operates stores in 21 locations, with flagship stores in New York City, Beverly Hills and Chicago, three regional full price stores, four CO-OP Barneys New York stores, and eleven outlet stores, as well as two semi-annual warehouse sale events.  Barneys generated net sales of $444.2 million and operating income of $32.8 million for the twelve months ended July 31, 2004.

Howard Socol, Chairman, President and Chief Executive Officer, Barneys, has led a very talented management team that has been the driving force behind the success of Barneys.  Mr. Socol and his team will continue to operate the Company, as well as lead the expansion effort that is well under way.

The transaction is valued at approximately $400 million, including cash consideration of $19.00 per share to Barneys stockholders totaling $294.3 million (which includes shares outstanding, employee stock options, preferred stock and warrants).  In addition, Jones will fund the repurchase of all of Barneys' outstanding Senior Secured Notes due 2008, with a face value of $106.0 million, through a tender offer which will be executed by Barneys.

The boards of both companies have approved the transaction, and certain stockholders of Barneys owning approximately 75% of its common stock have agreed to execute a written consent approving the transaction.  Therefore, no further stockholder action will be required to approve the transaction, and Barneys will not hold a stockholders meeting in connection with the transaction.  Barneys will distribute an information statement to its stockholders describing the transaction as promptly as practicable.  The transaction is not subject to any financing contingency and the parties anticipate closing in or about December 2004.

Peter Boneparth, President and Chief Executive Officer, Jones Apparel Group, commented, "Barneys is a preeminent luxury retailer with great brand awareness.  We are excited about bringing this famous brand into our portfolio.  Our growth strategy has focused on diversification to provide a well-balanced portfolio of businesses.  We have worked extensively on building a product mix that provides core competencies in apparel, footwear, handbags, jewelry, denim and retail.  We also sell to a more expansive demographic in terms of disposable income, preferred shopping channel, and fashion consciousness."

Mr. Boneparth, continued, "Barneys provides the next level of diversification to this mix by introducing a new competency in luxury specialty retailing.  With an inherent diversified portfolio comprised of its own brand, as well as numerous other brands from new designers and classic design houses, Barneys provides entry into the high-growth, resilient luxury goods market.  Retail will now comprise 24% (up from 17%) of our projected 2005 net revenues, and revenues distributed through the specialty retail channel will now compose 28% (up from 21%).  Barneys provides an excellent complement to our existing businesses.  Howard and his team will continue to operate Barneys as a standalone concept in order to maintain the cache of the business."

Wesley Card, Chief Operating and Financial Officer of Jones, stated, "The financial dynamics of the Barneys business and this transaction are also very compelling.  We believe Barneys' operating margins can be increased over time, as expansion provides increased scale.  While we have capacity under our existing bank credit facilities, we are also exploring long-term debt financing and our balance sheet fundamentals will remain strong.  We anticipate this acquisition will be accretive to our earnings in 2005, prior to any purchase accounting adjustments required under Statement of Financial Accounting Standards No. 142 'Goodwill and Other Intangible Assets'."

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Howard Socol, Chairman, President and Chief Executive Officer, Barneys, stated, "Today marks an exciting milestone for Barneys.  We intend to continue to cater to our loyal and growing customer base.  The Barneys shopping experience showcases a unique mix of merchandise in distinctive and tastefully designed stores, providing an atmosphere of luxury and style.  We have experienced a solid year of financial performance in 2004 with record comparable same store sales growth of 18% through July 31, 2004.  The sales and earnings momentum has positioned us well for future growth.  We are particularly excited to have identified future sites for expansion of our flagship stores.  In addition, new locations are being reviewed for the continued roll-out of our CO-OP concept, beyond the Spring 2005 planned CO-OP store openings in Chicago, Costa Mesa, California and Atlanta, Georgia.  We see tremendous opportunity as we continue to build upon our success as part of Jones Apparel Group."

David Strumwasser, Managing Director of Whippoorwill Associates, Inc., and Douglas Teitelbaum, Managing Principal of Bay Harbor Management L.C., the two majority stockholders of Barneys, commented, "We are delighted about the merger transaction between Barneys and Jones Apparel Group.  Today's announcement is the perfect ending to our shared vision for Barneys future.  After successfully revitalizing Barneys, we are confident that Jones Apparel Group will be the ideal ownership to take Barneys to the next level of growth and expansion."  Messrs. Teitelbaum and Strumwasser continued, "Barneys is fortunate to have some of the best fashion, merchandising and management talent in the industry.  We would like to acknowledge the contributions of Howard Socol and the entire Barneys organization for their incredible efforts to make Barneys synonymous with the finest in taste, fashion and customer service."

Jones will host a conference call to discuss the merger at 9:00 am eastern time on November 11, 2004, which is accessible by dialing 412-858-4600 or through a web cast at www.jny.com.  The call will be recorded and made available through November 19 and is accessible by dialing 877-344-7529.  Enter account number 190 and conference number 359880.

The financial adviser to Jones was Citigroup Global Markets Inc.  The financial advisers to Barneys were Peter J. Solomon Company and Morgan Stanley.

Jones Apparel Group, Inc. (www.jny.com), a Fortune 500 company, is a leading designer and marketer of branded apparel, footwear and accessories. The Company's nationally recognized brands include Jones New York, Evan-Picone, Norton McNaughton, Gloria Vanderbilt, Erika, l.e.i., Energie, Nine West, Easy Spirit, Enzo Angiolini, Bandolino, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Kasper, Anne Klein, Albert Nipon and LeSuit. The Company also markets apparel under the Polo Jeans Company brand licensed from Polo Ralph Lauren Corporation, costume jewelry under the Tommy Hilfiger brand licensed from Tommy Hilfiger Licensing, Inc. and the Givenchy brand licensed from Givenchy Corporation. For more than 30 years, the Company has built a reputation for excellence in product quality and value, and in operational execution.

Barneys New York is a luxury retailer with flagship stores in New York City, Beverly Hills and Chicago.  In addition, Barneys operates three regional full price stores, four CO-OP Barneys New York stores, eleven outlet stores and two semi-annual warehouse sale events.  Barneys also maintains corporate offices in New York City, an administrative and distribution center in Lyndhurst, New Jersey and has approximately 1,400 employees.

Certain statements herein are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements represent Jones Apparel Group's expectations or beliefs concerning future events that involve risks and uncertainties, including the strength of the economy and the overall level of consumer spending, the performance of Jones' products within the prevailing retail environment, and other factors which are set forth in Jones Apparel Group's  2003 Form 10-K and in all filings with the SEC made by Jones subsequent to the filing of the Form 10-K.  Jones Apparel Group  does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Except for the historical information contained herein, information set forth in this release may contain "forward looking statements" within the meaning of the federal securities laws.  These statements include, among others, statements regarding Barneys' expected business outlook, anticipated financial and operating results, Barneys' business strategy and means to implement the strategy, Barneys' objectives, the amount and timing of future store openings and capital expenditures, the likelihood of success in expanding Barneys' business, financing plans, working capital needs and sources of liquidity.  Forward looking statements are subject to risks and uncertainties which could cause Barneys' actual results or performance to differ materially from those expressed or implied in such statements.  For additional information about Barneys' and its various risk factors, reference is made to Barneys' Annual Report on Form 10-K for the fiscal year ended January 31, 2004, as filed with the Securities and Exchange Commission.